Exhibit 99.1

Pzena Investment Management, Inc. Reports Results for the First Quarter of 2008

  Revenues were $30.0 million for the first quarter of 2008
  Operating income was $18.0 million for the first quarter of 2008
  Net income was $0.8 million for the first quarter of 2008
  Earnings per share was $0.13 for the first quarter of 2008

NEW YORK--(BUSINESS WIRE)--Pzena Investment Management, Inc. (NYSE: PZN) reported first quarter 2008 net income, generated through the company’s approximate 9.6% economic interest in its operating company, of $0.8 million, or $0.13 per share, compared with a net loss of $88.1 million for the first quarter of 2007. On a pro-forma basis, first quarter 2007 net income was $1.2 million. The company reported operating income of $18.0 million for the first quarter of 2008, compared with an operating loss of $70.6 million in the first quarter of 2007. On a pro forma basis, first quarter 2007 operating income was $24.3 million.

The pro forma adjustments for 2007 give effect to: (i) the company’s initial public offering on October 30, 2007; (ii) the three-year $60 million term loan agreement, as amended, completed by Pzena’s operating company on July 23, 2007; (iii) the amendment of Pzena’s operating company’s operating agreement on March 31, 2007 to remove all mandatory unit redemption provisions; and (iv) the acceleration of all outstanding unvested operating company units and options as of March 31, 2007. All such adjustments have been recorded as if they had occurred at the beginning of each period presented. The pro forma earnings per share figures have been presented assuming that all stock and stock equivalents have been outstanding as of the beginning of each period presented. Management believes that these adjustments, and the non-GAAP measures derived from them, provide information to better analyze the company’s operations between periods and over time. Investors should consider non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. A reconciliation of the non-GAAP measures disclosed in this press release with the most comparable GAAP measures are included in the financial tables attached to this press release.

Flows and Assets Under Management

Assets Under Management (unaudited)
($ billions)
	Three Months Ended
	March 31,	December 31,	March 31,
	2008	2007	2007

Separately-Managed Accounts
Beginning of Period Assets	$14.0	$16.0	$14.5
Net Flows	(0.2)	(0.1)	0.7
Appreciation	(1.3)	(1.9)	0.1
End of Period Assets	$12.5	$14.0	$15.3

Sub-Advised Accounts
Beginning of Period Assets	$9.6	$12.9	$12.8
Net Flows	(0.8)	(1.7)	0.5
Appreciation	(0.9)	(1.6)	(0.1)
End of Period Assets	$7.9	$9.6	$13.2

Total
Beginning of Period Assets	$23.6	$28.9	$27.3
Net Flows	(1.0)	(1.8)	1.2
Appreciation	(2.2)	(3.5)	0.0
End of Period Assets	$20.4	$23.6	$28.5

At March 31, 2008, the company managed $20.4 billion in total assets, a decrease of 13.6% from $23.6 billion at December 31, 2007, and a decrease of 28.4% from $28.5 billion at March 31, 2007. During the first quarter of 2008, assets under management declined due to $2.2 billion in market depreciation and $1.0 billion in net outflows. The net outflows were generated primarily from sub-advised funds.

At March 31, 2008, the company managed $12.5 billion in separate accounts and $7.9 billion in sub-advised funds. During the first quarter of 2008, assets in separately-managed accounts decreased $1.5 billion, or 10.7%, from $14.0 billion at December 31, 2007, due to $1.3 billion in market depreciation and $0.2 billion in net outflows. During the same period, sub-advised assets declined $1.7 billion, or 17.7%, from $9.6 billion, due to $0.9 billion in market depreciation and $0.8 billion in net outflows.

Financial Discussion

Revenue (unaudited)
($ millions)
	Three Months Ended
	March 31,	December 31,	March 31,
	2008	2007	2007

Separately-Managed Accounts	$21.6	$24.2	$23.6
Sub-Advised Accounts	8.4	10.6	11.7
Total	$30.0	$34.8	$35.3

Revenues were $30.0 million for the first quarter of 2008, a decrease of 15.0% from $35.3 million for the first quarter of 2007, and a decrease of 13.8% from $34.8 million for the fourth quarter of 2007.

Average assets under management for the first quarter of 2008 were $22.0 billion, a decrease of 21.4% from $28.0 billion for the first quarter of 2007, and a decrease of 16.7% from $26.4 billion for the fourth quarter of 2007.

Weighted average fees increased to 54.5 basis points in the first quarter of 2008, from an average of 50.5 basis points during the first quarter of 2007, and an average of 53.0 basis points during the fourth quarter of 2007. This was mainly due to the shift in asset mix toward separately-managed accounts to 61.3% of our total AUM as of March 31, 2008, from 53.7% as of March 31, 2007, and from 59.3% as of December 31, 2007. Weighted average fees in separately-managed account fees also increased to an average of 64.6 basis points during the first quarter of 2008 from an average of 63.4 basis points during the first quarter of 2007. Weighted average fees for separately-managed accounts during the first quarter of 2008 remained relatively constant with those of the fourth quarter of 2007, which was 64.9 basis points.

Total operating expenses decreased by $93.9 million, or 88.7%, to $12.0 million in the first quarter of 2008, from $105.9 million in the first quarter 2007. Included in first quarter 2007 operating expenses were $94.9 million of charges related to the accounting for partnership units that did not recur in 2008. The requirement for this accounting treatment was eliminated on March 31, 2007, when the company removed the redemption provisions of its membership units and accelerated their vesting. Compared to pro forma first quarter 2007 operating expenses of $11.0 million, first quarter 2008 total operating expenses increased by 9.1%, reflecting primarily the increased costs incurred operating as a public company, as well as the full year effect of additional facility-and personnel- related costs associated with the increase in company headcount in 2007. Operating expenses in the first quarter of 2008 declined approximately 13.7% compared to fourth quarter 2007 operating expenses of $13.9 million, primarily as a result of the one-time professional fees associated with the company’s initial public offering in 2007, which were not replicated in the first quarter of 2008. Operating expenses in the first quarter of 2008 remained relatively constant compared to those of pro forma fourth quarter of 2007.

Management anticipates 2008 total operating expenses to be slightly higher than those of 2007, due to additional legal and accounting costs of operating as a public company, and the full year effect of the personnel added during 2007. As of March 31, 2008, employee headcount was 78, up from 68 at March 31, 2007. This change arose as a result of staffing increases in nearly all of the company’s functional areas during 2007.

Operating income for the first quarter of 2008 was $18.0 million versus a $70.6 million loss on a GAAP basis for the first quarter of 2007, and $24.3 million on a pro forma basis for the first quarter 2007. Operating income for the fourth quarter of 2007 was $20.9 million on a GAAP basis, and $22.7 million pro forma.

Operating margin was 60.0% for the first quarter of 2008, compared with a negative 200.0% for the first quarter of 2007, and 60.0% for the fourth quarter of 2007. Pro forma operating margins for the first and fourth quarters of 2007 were 68.9% and 65.2%, respectively.

Other income/(expense) was an expense of $4.1 million for the first quarter of 2008, and included an expense of $3.6 million related to the negative performance of investments in the company’s own products. The remaining $0.5 million is comprised of interest expense on the company’s $60 million term loan, offset by interest and dividend income.

Other income/(expense) declined by $4.3 million for the first quarter of 2008 compared with the first quarter of 2007, primarily as a result of the performance of company investments, as well as $1.0 million in interest expense associated with the $60 million term loan entered into on July 23, 2007. First quarter 2008 other income declined $1.6 million from the fourth quarter of 2007, primarily due to the recognition of settlement fee income in 2007 that was not replicated in 2008. Other income decreased by $3.3 million for the first quarter of 2008 compared with pro forma first quarter of 2007, and decreased $1.6 million from pro forma fourth quarter of 2007. This was primarily a result of the performance of company investments, as well as the settlement fee income noted above.

First Quarter 2008 Earnings Call Information

Pzena Investment Management, Inc. will hold a conference call to discuss its first quarter 2008 financial results and outlook at 11:00 a.m. ET, April 23, 2008. The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to http://audioevent.mshow.com/343871/. (Please note that your computer must be equipped with speakers to use this option.)

Teleconference Instructions: To gain access to the conference call via telephone, U.S./Canada callers should dial (877) 820-5027; international callers should dial (706) 679-9396. The conference code is 43628662.

Replay: The conference call will be available for replay through April 30, 2008, on the web using the information given above, and by telephone: U.S./Canada callers should dial (800) 642-1687; international callers should dial (706) 645-9291.

About Pzena

Pzena Investment Management, LLC, the firm’s operating company, is a premier value-oriented investment management firm with a long-term record of investment excellence and exceptional client service. Founded in late 1995, Pzena Investment Management has built a diverse, global client base and as of March 31, 2008, managed approximately $20.4 billion in assets. PZN stock began trading on the New York Stock Exchange on October 25, 2007. More firm and stock information is posted on the Company’s website, www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the company's current assumptions, expectations and projections about future events. Words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of the company's management and involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, as filed with the SEC on March 31, 2008. Other unknown or unpredictable factors also could have material adverse effects on the company's future results, performance, or achievements. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Wayne Palladino, (212) 355-1600 or palladino@pzena.com

PZENA INVESTMENT MANAGEMENT, INC.
(Prior to October 30, 2007 - Pzena Investment Management, LLC)

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands, except share and per-share amounts)

	As of
	March 31,	December 31,
	2008	2007
	(unaudited)
ASSETS
Cash and Cash Equivalents	$36,000	$27,184
Due from Broker	77	268
Advisory Fees Receivable	21,625	26,061
Investments in Marketable Securities, at Fair Value	36,545	27,465
Receivable from Related Parties	418	351
Other Receivables	175	1,040
Prepaid Expenses and Other Assets	635	881
Deferred Tax Assets	67,632	68,233
Property and Equipment, Net of Accumulated
Depreciation of $1,527 and $1,412,
respectively	3,098	3,163
TOTAL ASSETS	$166,205	$154,646

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$10,003	$8,542
Securities Sold Short, at Fair Value	3,518	1,028
Due to Broker	126	4,101
Dividends Payable	7,058	7,045
Long Term Debt	60,000	60,000
Liability to Selling Shareholders	58,391	58,391
Other Liabilities	1,772	1,105
TOTAL LIABILITIES	140,868	140,212

Commitments and Contingencies	-	-
Non-Controlling Interests	20,208	16,355

Equity:

Preferred Stock (Par Value $0.01;
200,000,000 Shares Authorized; None
Outstanding)	-	-
Class A Common Stock (Par Value $0.01;
750,000,000 Shares Authorized; 6,123,494
and 6,111,118 Shares Issued and Outstanding
in 2008 and 2007, respectively)	61	61
Class B Common Stock (Par Value $0.000001;
750,000,000 Shares Authorized; 57,950,910
and 57,937,910 Shares Issued and
Outstanding in 2008 and 2007, respectively)	-	-
Members' Equity	-	-
Additional Paid-In Capital	4,891	(2,043)
Accumulated Other Comprehensive Income	(46)	-
Retained Earnings	223	61
TOTAL EQUITY	5,129	(1,921)
TOTAL LIABILITIES AND EQUITY	$166,205	$154,646

PZENA INVESTMENT MANAGEMENT, INC.
(Prior to October 30, 2007 - Pzena Investment Management, LLC)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Quarter Ended	Quarter Ended
	March 31,	March 31,
	2008	2007

REVENUE	$30,012	$35,298

EXPENSES
Compensation and Benefits Expense	8,951	103,824
General and Administrative Expenses	3,043	2,089
TOTAL OPERATING EXPENSES	11,994	105,913
Operating Income/(Loss)	18,018	(70,615)

Total Other Income/(Expense)	(4,079)	235

Income/(Loss) Before Income Taxes and
Non-Controlling Interests	13,939	(70,380)

Provision for Income Taxes	1,542	1,129
Non-Controlling Interests	11,577	(9)

Income/(Loss) Before Interest on
Mandatorily Redeemable Units	820	(71,500)

Interest on Mandatorily Redeemable Units	-	16,575

Net Income/(Loss)	$820	$(88,075)

Net Income for Basic Earnings per Share	$820
Basic Earnings per Share	$0.13
Basic Weighted Average Shares Outstanding	6,119,686

Net Income for Diluted Earnings per Share	$8,597
Diluted Earnings per Share	$0.13
Diluted Weighted Average Shares Outstanding	64,070,596

PZENA INVESTMENT MANAGEMENT, INC.
(Prior to October 30, 2007 - Pzena Investment Management, LLC)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

		Pro Forma
	Quarter Ended	Quarter Ended
	March 31,	March 31,
	2008	2007
REVENUE	$30,012	$35,298

EXPENSES
Compensation and Benefits Expense	8,951	8,899
General and Administrative Expenses	3,043	2,089
TOTAL OPERATING EXPENSES	11,994	10,988
Operating Income	18,018	24,310

Total Other Expense	(4,079)	(732)

Income Before Income Taxes and
Non-Controlling Interests	13,939	23,578

Provision for Income Taxes	1,542	2,000
Non-Controlling Interests	11,577	20,341

Net Income	$820	$1,237

Net Income for Basic Earnings per Share	$820	$1,237
Basic Earnings per Share	$0.13
Basic Weighted Average Shares Outstanding	6,119,686

Net Income for Diluted Earnings per Share	$8,597	$12,967
Diluted Earnings per Share	$0.13
Diluted Weighted Average Shares Outstanding	64,070,596

PZENA INVESTMENT MANAGEMENT, INC.
(Prior to October 30, 2007 - Pzena Investment Management, LLC)

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per-share amounts)

				Pro Forma
	Quarter Ended			Quarter Ended
	March 31,	Pro Forma		March 31,
	2007	Adjustments		2007
REVENUE	$35,298	$-		$35,298

EXPENSES
Compensation and Benefits Expense	103,824	(94,925)	A	8,899
General and Administrative Expenses	2,089	-		2,089
TOTAL OPERATING EXPENSES	105,913	(94,925)		10,988
Operating Income/(Loss)	(70,615)	94,925		24,310

Total Other Income/(Expense)	235	(967)	C	(732)

Income/(Loss) Before Income
Taxes and Non-Controlling
Interests	(70,380)	93,958		23,578

Provision for Income Taxes	1,129	871	D	2,000
Non-Controlling Interests	(9)	20,350	E	20,341
Income/(Loss) Before
Interest on Mandatorily
Redeemable Units	(71,500)	72,737		1,237

Interest on Mandatorily Redeemable Units	16,575	(16,575)	F	-

Net Income/(Loss)	$(88,075)	$89,312		$1,237

Net Income for Basic Earnings per Share				$1,237

Net Income for Diluted Earnings per Share				$12,967

PZENA INVESTMENT MANAGEMENT, INC.
(Prior to October 30, 2007 - Pzena Investment Management, LLC)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per-share amounts)

				Pro Forma
	Quarter Ended			Quarter Ended
	December 31,	Pro Forma		December 31,
	2007	Adjustments		2007
REVENUE	$34,794	$-		$34,794

EXPENSES
Compensation and Benefits Expense	8,488	(802)	A	7,686
General and Administrative Expenses	5,451	(1,063)	B	4,388
TOTAL OPERATING EXPENSES	13,939	(1,865)		12,074
Operating Income	20,855	1,865		22,720

Total Other Expense	(2,476)	-		(2,476)

Income Before Income Taxes
and Non-Controlling
Interests	18,379	1,865		20,244

Provision for Income Taxes	1,734	292	D	2,026
Non-Controlling Interests	15,912	1,199	E	17,111

Net Income	$733	$374		$1,107

Net Income for Basic Earnings per Share				$1,107
Basic Earnings per Share				$0.18
Basic Weighted Average Shares Outstanding				6,111,118

Net Income for Diluted Earnings per Share				$11,506
Diluted Earnings per Share				$0.18
Diluted Weighted Average Shares Outstanding				64,049,028

NOTES TO THE PRO FORMA ADJUSTMENTS:

(A) Reflects an adjustment to remove unit-based compensation charges and one-time merit compensation associated with the initial public offering. Effective March 31, 2007, the obligation of the operating company to mandatorily redeem its membership units was eliminated. Also on this date, vesting on all outstanding unvested operating company units and options was accelerated. As a result of these changes, there will be no further unit-based compensation expense as of and from March 31, 2007.

(B) Represents an adjustment to remove one-time costs associated with the direct additional legal and accounting fees incurred by Pzena Investment Management, LLC as a result of the initial public offering of Pzena Investment Management, Inc. on October 30, 2007.

(C) Represents the effect of interest expense and loan origination fees amortization associated with the three-year, $60 million term loan agreement completed by the operating company on July 23, 2007.

(D) Reflects the pro forma impact of federal, state and local taxes on the income allocated from Pzena Investment Management, LLC. Historically, the operating company was subject solely to the New York City Unincorporated Business Tax (UBT).

For periods prior to July 23, 2007, taxes have been adjusted to reflect the full-period UBT deductibility of the interest expense associated with the three-year, $60 million term loan agreement completed by the operating company on July 23, 2007.

(E) Represents the non-controlling interest allocation of approximately 90.5% of the income of Pzena Investment Management, Inc. to Pzena Investment Management, LLC.

(F) Reflects an adjustment to remove unit-based compensation charges and one-time merit compensation associated with the initial public offering. Effective March 31, 2007, the obligation of the operating company to mandatorily redeem its membership units was eliminated. Also on this date, vesting on all outstanding unvested operating company units and options was accelerated. As a result of these changes, no further unit-based compensation expenses were recognized as of and from March 31, 2007.

Assets Under Management by Strategy (unaudited)
($ billions)
	Three Months Ended
	March 31,	December 31,	March 31,
	2008	2007	2007
Large Cap Value	$11.2	$13.6	$18.5
Value Service	4.4	5.0	5.6
Global Value	2.5	2.6	1.6
Small Cap Value	0.9	0.9	1.1
International Value	0.5	0.5	0.4
Mid Cap Value	0.4	0.4	0.6
All Cap Value	0.2	0.3	0.6
Other Strategies	0.3	0.3	0.1
Total	$20.4	$23.6	$28.5
Supplemental Income Statement Data (unaudited)
($ thousands)
		Pro Forma
	Quarter Ended	Quarter Ended
	March 31,	March 31,
	2008	2007
Income Before Taxes and Non-Controlling Interests	$13,939	$23,578
Unincorporated Business Tax	(940)	(1,091)
Non-Controlling Interests of Consolidated Subsidiaries	1,900	9
Non-Controlling Interests of Pzena Investment Management, LLC	(13,477)	(20,350)
Income Before Corporate Income Taxes	1,422	2,146
Provision for Corporate Income Taxes	(602)	(909)
Net Income	$820	$1,237

CONTACT:
Pzena Investment Management, Inc.
Wayne Palladino, 212-355-1600
palladino@pzena.com